AMERIPRIME FUND

                        INVESTMENT SUB-ADVISORY AGREEMENT

     This INVESTMENT SUB-ADVISORY AGREEMENT is effective as of January 20, 2000, between Shepherd Advisory Services, Inc., a Tennessee corporation (the "Adviser") and Cornerstone Capital Management, Inc., a Colorado corporation (the "Sub-Adviser").

                               W I T N E S E T H:

         WHEREAS, the Adviser acts as the investment adviser to the Shepherd Values Growth Fund (the "Fund"), a series of AmeriPrime Fund, an Ohio business trust (the "Trust"), pursuant to a Management Agreement for the Fund effective as of January 20, 2000 (the "Advisory Agreement");

         WHEREAS, the Trust is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

         WHEREAS, the Adviser desires to retain the Sub-Adviser to render investment sub-advisory services to the Fund, and the Sub-Adviser is willing to render such services.

         NOW, THEREFORE, in consideration of the premises and mutual agreements hereinafter set forth, the parties hereto agree as follows:

         SECTION 1. APPOINTMENT AND STATUS OF SUB-ADVISER. The Adviser hereby appoints the Sub-Adviser to act as its agent to provide investment advisory service to the Fund, for the period and on the terms set forth in this Agreement. The Sub-Adviser accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided. Although the Sub-Adviser shall be an agent of the Adviser, the Sub-Adviser shall for all purposes herein be deemed to be an independent contractor of the Adviser and the Trust and shall, unless otherwise expressly provided herein or authorized by the Adviser or the Board of Trustees of the Trust from time to time, have no authority to act for or represent the Adviser or the Trust in any way or otherwise be deemed an agent of the Trust.

         SECTION 2. SUB-ADVISER'S DUTIES. Subject to the general supervision of the Trust's Board of Trustees (the "Board") and the Adviser, the Sub-Adviser shall, employing its discretion, manage the investment operations of the Fund and the composition of the portfolio of securities and investments (including cash) belonging to the Fund, including the purchase, retention and disposition thereof and the execution of agreements relating thereto, in accordance with the Fund's investment objectives, policies and restrictions as stated in the Fund's then-current Prospectus and Statement of Additional Information (together, the "Prospectus") and subject to the following understandings:

         (a) The Sub-Adviser shall furnish a continuous investment program for the Fund and determine from time to time what investments or securities will be purchased, retained or sold by the Fund and what portion of the assets belonging to the Fund will be invested or held uninvested as cash;

          (b) The Sub-Adviser shall use its best judgment in the performance of its duties under this Agreement;

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         (c) The Sub-Adviser, in the performance of its duties and obligations under this Agreement, shall act in conformity with the Trust's Declaration of Trust, its By-Laws and the Fund's Prospectus and with the instructions and directions of the Trust's Board of Trustees and the Adviser and will conform to and comply with the requirements of the 1940 Act and all other applicable federal and state laws and regulations;

         (d) The Sub-Adviser shall determine the securities to be purchased or sold by the Fund and as agent for the Trust will effect portfolio transactions pursuant to its determinations either directly with the issuer or with any broker and/or dealer in such securities, subject to Section 3 below;

         (e) The Sub-Adviser shall maintain books and records with respect to the securities transactions of the Fund and shall render to the Adviser and the Trust's Board of Trustees such periodic and special reports as the Adviser or the Board may request; and

         (f) The Sub-Adviser shall provide the Trust's custodian with such information relating to the Trust as may be required under the terms of the then-current custody agreement between the Trust and the custodian.

         SECTION 3. BROKERAGE. In placing orders with brokers and/or dealers, the Sub-Adviser is directed at all times to seek best price and execution for purchases and sales on behalf of the Fund, taking into account such factors as price (including the applicable brokerage commission or dealer spread), the execution capability, financial responsibility and responsiveness of the broker or dealer and the brokerage and research services provided by the broker or dealer. Sub-Adviser should generally seek favorable prices and commission rates that are reasonable in relation to the benefits received. Subject to such conditions as may be imposed by the Trust's Board of Trustees, the Sub-Adviser may pay commissions to brokers and/or dealers that are higher than might be charged by another qualified broker to obtain brokerage and/or research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) considered by the Sub-Adviser to be useful or desirable in the performance of the Sub-Adviser's duties hereunder, if the Sub-Adviser determines in good faith that the amount of the commission is reasonable in relation to the value of the brokerage and research services provided by the executing broker or dealer. The determination may be viewed in terms of either a particular transaction or Sub-Adviser's overall responsibilities with respect to the Fund and to accounts over which Sub-Adviser exercises investment discretion. The Fund and the Sub-Adviser understand and acknowledge that, although the information may be useful to the Fund and the Sub-Adviser, it is not possible to place a dollar value on such information. The Board shall periodically review the commissions paid by the Fund to determine if the commissions paid over representative periods of time were reasonable in relation to the benefits to the Fund.

         Consistent with the Rules of Fair Practice of the National Association of Securities Dealers, Inc., and subject to seeking best qualitative execution as described above, the Sub-Adviser may give consideration to sales of shares of the Fund as a factor in the selection of brokers and dealers to execute Fund portfolio transactions.

         Subject to the foregoing and to such conditions as may be imposed by the Adviser or the Trust's Board of Trustees and the provisions of the 1940 Act, Exchange Act, and other applicable law, nothing herein shall prohibit the Sub-Adviser from selecting brokers and/or dealers who are "affiliated persons" of the Sub-Adviser, the Adviser or the Trust. On occasions when the Sub-Adviser deems the purchase or sale of a security to be in the best interests of the Trust as well as other customers, the Sub-Adviser may, to the extent permitted by applicable laws and regulations, but shall not be obligated to, aggregate the securities to be so sold or purchased in order to obtain the best execution and lower brokerage commissions, if any. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Sub-Adviser in the manner it considers to be the most equitable and consistent with its fiduciary obligations to the Trust and, if applicable, to such other customers.

         If any occasion should arise in which the Sub-Adviser gives any advice to clients of Sub-Adviser concerning the shares of the Fund, Sub-Adviser will act solely as investment counsel for such client and not in any way on behalf of the Fund. Sub-Adviser's services to the Fund pursuant to this Agreement are not to be deemed to be exclusive and it is understood that Sub-Adviser may render investment advice, management and other services to others, including other registered investment companies.

         SECTION 4. BOOKS AND RECORDS. The Sub-Adviser shall keep the Trust's books and records required to be maintained by it pursuant to Section 2(e) of this Agreement. The Sub-Adviser agrees that all records which it maintains for the Trust are the property of the Trust and it will promptly surrender any of such records to the Trust upon the Trust's request. The Sub-Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any such records as are required to be maintained by the Sub-Adviser with respect to the Trust by Rule 31a-1 under the 1940 Act.

         SECTION 5. EXPENSES OF THE SUB-ADVISER. During the term of this Agreement, the Sub-Adviser will pay all expenses (including without limitation the compensation of all trustees or officers of the Trust who are "interested persons" of the Sub-Adviser, as defined in the 1940 Act) incurred by it in connection with its activities under this Agreement other than the cost of securities and investments purchased for the Fund (including taxes and brokerage commissions, if any).

         SECTION 6. COMPENSATION OF THE SUB-ADVISER. For the services provided and the expenses borne pursuant to this Agreement, the Adviser will pay to the Sub-Adviser as full compensation therefor a fee computed and accrued daily and paid monthly at an annual rate equal to .50% of the average daily net assets of the Fund. The fee for each month will be paid to the Sub-Adviser during the succeeding month. For purposes of determining the fee payable hereunder, the net asset value of the Fund shall be calculated in the manner specified in the Fund's Prospectus.

         SECTION 7. USE OF NAME. The Trust, Adviser and Sub-Adviser acknowledge that all rights to the name "Shepherd Values" belong to the Adviser, and that the Trust is being granted a limited license to use such words in its Fund name or in any class name. In the event the Adviser ceases to be the Adviser, the Trust's right to the use of the name "Shepherd Values" shall automatically cease on the ninetieth day following the termination of this Agreement. The right to the name may also be withdrawn by the Adviser during the term of the Management Agreement upon ninety (90) days' written notice by the Adviser to the Trust. Nothing contained herein shall impair or diminish in any respect the Adviser's right to use the name "Shepherd Values" in the name of, or in connection with, any other business enterprises with which the Adviser is or may become associated. There is no charge to the Trust for the right to use these names.

         SECTION 8. LIABILITY OF THE SUB-ADVISER. Neither Sub-Adviser nor its shareholders, members, officers, directors, employees, agents, control persons or affiliates of any thereof, shall be liable for any error of judgment or mistake of law or for any loss suffered by any Fund in connection with the matters to which this Agreement relates except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services (in which case any award of damages shall be limited to the period and the amount set forth in Section 36(b)(3) of the 1940 Act) or a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

         Any person, even though also a director, officer, employee, shareholder, member or agent of Sub-Adviser, who may be or become an officer, director, trustee, employee or agent of the Trust, shall be deemed, when rendering services to the Trust or acting on any business of the Trust (other than services or business in connection with Sub-Adviser's duties hereunder), to be rendering such services to or acting solely for the Trust and not as a director, officer, employee, shareholder, member or agent of Sub-Adviser, or one under Sub-Adviser's control or direction, even though paid by Sub-Adviser.

         SECTION 9. DURATION AND TERMINATION. The term of this Agreement shall begin on the effective date of this Agreement and shall continue in effect for a period of two years. This Agreement shall continue in effect from year to year thereafter, subject to termination as hereinafter provided, if such continuance is approved at least annually by (a) a majority of the outstanding voting securities (as defined in the 1940 Act) of the Fund or by vote of the Trust's Board of Trustees, cast in person at a meeting called for the purpose of voting on such approval, and (b) by vote of a majority of the Trustees of the Trust who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval. This Agreement may be terminated by the Adviser or the Trust at any time, without the payment of any penalty, by the Adviser with the consent of the Trust's Board of Trustees, by the Trust's Board of Trustees, or by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Fund, in any such case on 30 days' written notice to the Sub-Adviser, or by the Sub-Adviser at any time, without the payment of any penalty, on 90 days' written notice to the Adviser. This Agreement will automatically and immediately terminate in the event of its assignment (as defined in the 1940 Act).

         SECTION 10. AMENDMENT. This Agreement may be amended by mutual consent of the Adviser, the Sub-Adviser and the Trust, but the consent of the Trust must be approved (a) by vote of a majority of those Trustees of the Trustee who are not parties to this Agreement or "interested persons" (as defined in the 1940
Act) of any such party, cast in person at a meeting called for the purpose of voting on such amendment, and (b) if required under then current interpretations of the 1940 Act by the Securities and Exchange Commission, by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Fund affected by such amendment.

         SECTION 11. NOTICES. Notices of any kind to be given in writing and shall be duly given if mailed or delivered to the Sub-Adviser at 102 South Tejon, Suite 430, Colorado Springs, CO 80903, and to the Adviser at 2505 21st Avenue South, Suite 204, Nashville, Tennessee 37212, or at such other address or to such other individual as shall be specified by the party to be given notice.

         SECTION 12. GOVERNING LAW. (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio, without regard to the conflicts of laws principles thereof, and (b) any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act, shall be resolved by reference to such term or provision of the 1940 Act and to interpretation thereof, if any, by the United States courts or in the absence of any controlling decision of any such court, by rules, regulations or orders of the Securities and Exchange Commission issued pursuant to said 1940 Act. In addition, where the effect of a requirement of the Act, reflected in any provision of this Agreement is revised by rule, regulation or order of the Securities and Exchange Commission, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

          SECTION 13. SEVERABILITY. In the event any provision of this Agreement is determined to be void or unenforceable, such determination shall not affect the remainder of this Agreement, which shall continue to be in force.

          SECTION 14. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         SECTION 15. BINDING EFFECT. Each of the undersigned expressly warrants and represents that he/she has the full power and authority to sign this Agreement on behalf of the party indicated, and that his/her signature will operate to bind the party indicated to the foregoing terms.

          SECTION 16. CAPTIONS. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereto for otherwise affect their construction or effect.

         SECTION 17. CHANGE OF CONTROL. Sub-Adviser undertakes to notify Adviser and the Trust in writing sufficiently in advance of any change of control, as defined in Section 2(a)(9) of the 1940 Act, as will enable the Trust to consider whether an assignment, as defined in Section 2(a)(4) of the 1940 Act, would occur.

         SECTION 18. OTHER BUSINESS. Except as set forth above, nothing in this Agreement shall limit or restrict the right of any of the Sub-Adviser's partners, officers or employees who may also be a trustee, officer, partner or employee of the Trust to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any business, whether of a similar or a dissimilar nature, nor limit or restrict the Sub-Adviser's right to engage in any other business or to render services of any kind to any other corporation, firm, individual or association.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers designated below as of the date and year first above written.

Shepherd Advisory Services, Inc.            Cornerstone Capital Management, Inc.

By: __/s/_______________________________  By: ______/s/_________________________

Name: Stephen R. Bolt                          Name: Jason D. Huntley

Title: President and CEO                       Title: President